TriSalus Life Sciences Announces Preliminary Fourth Quarter and Full-Year 2025 Results and 2026 Revenue Guidance

Fourth quarter 2025 revenue of approximately $13.2 million, Up 60% Year-Over-Year
Full-year 2025 revenue growth of approximately 53% exceeded 2025 guidance
Set initial 2026 revenue guidance of approximately $60-$62 million

WESTMINSTER, Colo.--(BUSINESS WIRE)— Jan. 12, 2026 — TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (“TriSalus” or the “Company”), an oncology focused medical technology company advancing novel drug delivery technologies alongside standard-of-care therapies to improve outcomes for patients with solid tumors, today reported preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025.

The Company anticipates fourth quarter 2025 revenues of approximately $13.2 million and full-year 2025 revenues of approximately $45.2 million. As of December 31, 2025, TriSalus estimates cash and cash equivalents of approximately $20.4 million.

“TriSalus continued to deliver strong commercial performance in the fourth quarter and exceeded our 2025 guidance of 50% annual revenue growth, underscoring the meaningful clinical adoption of our TriNav® product suite and proprietary PEDD® platform across a broad range of solid tumor indications,” said Mary Szela, President and Chief Executive Officer of TriSalus. “We are pleased not only with our commercial execution but also with the sustained progress on our strategic initiatives, including expansion of the TriNav platform across multiple indications beyond the liver and deepening our engagement within the interventional radiology community. Looking ahead to 2026, we expect full-year revenues to be in a range of approximately $60 million to $62 million.”

Projected Unaudited 2025 Fourth Quarter and Full-Year Financial Results

•Preliminary revenue for the fourth quarter of approximately $13.2 million, compared to $8.3 million in the prior year, representing approximately 60% growth year-over-year and sequential quarterly growth of approximately 14%.

•Preliminary revenue for the year of approximately $45.2 million for the year, compared to $29.4 million in the prior year, representing approximately 53% growth year-over-year.
•Year-end cash and cash equivalents of approximately $20.4 million, compared to $22.7 million at the start of the fourth quarter, a reduction in cash and cash equivalents for the fourth quarter of 2025 of $2.3 million. This reflects continued strong revenue growth and focus on operational efficiency.

The preliminary financial results set forth above are unaudited, are based on management’s initial review of TriSalus Life Science’s results as of and for the year ended December 31, 2025, and are subject to revisions based upon TriSalus Life Science’s year-end closing procedures and the completion of the external audit of TriSalus Life Science’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time that TriSalus Life Science’s financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of TriSalus Life Science’s financial results for the year ended December 31, 2025, should not be viewed as a substitute for full, audited financial statements, prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period. Accordingly, investors are cautioned not to place undue reliance on these preliminary unaudited results.
TriSalus Life Sciences expects to announce full-year 2025 financial results during its earnings conference call in March 2026.

About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology focused medical technology company seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s three FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System and TriNav Infusion System LV for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and will begin exploring partnership opportunities for development.

Forward Looking Statements
Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding fourth quarter 2025 and full year 2025 financial results and 2026 financial outlook and future profitability, cash flows, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, , changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors.” All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Contacts
For Media Inquiries:
Jeremy Feffer, Managing Director
LifeSci Advisors
212.915.2568
jferrer@lifesciadvisors.com

For Investor Inquiries:
David Patience
Chief Financial Officer
investor.relations@trisaluslifesci.com

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